Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2025

FOX REPORTS SECOND QUARTER FISCAL 2026
REVENUES OF $5.18 BILLION,
NET INCOME OF $247 MILLION, AND
ADJUSTED EBITDA OF $692 MILLION

NEW YORK, NY, February 4, 2026 – Fox Corporation (Nasdaq: FOXA, FOX; “FOX” or the “Company”) today reported financial results for the three months ended December 31, 2025.

The Company reported total quarterly revenues of $5.18 billion, an increase of $104 million or 2% from the amount reported in the prior year quarter. Distribution revenues increased 4%, primarily driven by 5% growth at the Cable Network Programming segment. Advertising revenues increased 1%, primarily due to higher sports and news pricing, continued digital growth led by the Tubi AVOD service, and the impact of additional MLB postseason games, partially offset by lower political advertising revenues and lower ratings. Content and other revenues were essentially unchanged from the prior year quarter.

The Company reported quarterly net income of $247 million as compared to the $388 million reported in the prior year quarter. Net income attributable to Fox Corporation stockholders was $229 million ($0.52 per share) as compared to the $373 million ($0.81 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $360 million ($0.82 per share) as compared to the $442 million ($0.96 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $692 million as compared to $781 million reported in the prior year quarter as the revenue increase noted above was more than offset by higher expenses. The increase in expenses was primarily due to higher sports programming rights amortization and production costs, and higher digital marketing costs, partially offset by lower entertainment programming rights amortization and production costs.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

"FOX delivered robust results in the second quarter of fiscal 2026 with broad based contributions from across our portfolio, including notable strength in advertising, where despite strong political advertising revenues a year ago, we still grew total company advertising revenue. These results represent a continuation of the operating and financial momentum that we have delivered over the last several years and are a product of both a highly differentiated strategy and high quality execution that reflect the power of our leadership brands across news, sports, streaming and entertainment.”
1 Excludes net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provision and Noncontrolling interest adjustments. See Note 1 for a description of adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income attributable to Fox Corporation stockholders and earnings per share attributable to Fox Corporation stockholders to adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders.
2 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted
EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2025

REVIEW OF OPERATING RESULTS

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
	$ Millions
Revenues by Component:

Distribution[3]	$2,002	$1,933	$3,917	$3,801
Advertising	2,455	2,422	3,867	3,751
Content and other	725	723	1,136	1,090
Total revenues	$5,182	$5,078	$8,920	$8,642

Segment Revenues:

Cable Network Programming	$2,275	$2,165	$3,937	$3,762
Television	2,937	2,961	4,987	4,914
Corporate and Other	124	58	213	123
Eliminations	(154)	(106)	(217)	(157)
Total revenues	$5,182	$5,078	$8,920	$8,642

Adjusted EBITDA:

Cable Network Programming	$687	$657	$1,487	$1,405
Television	143	205	542	577
Corporate and Other	(138)	(81)	(272)	(153)
Adjusted EBITDA[4]	$692	$781	$1,757	$1,829

Depreciation and amortization:

Cable Network Programming	$27	$25	$53	$45
Television	30	30	60	59
Corporate and Other	43	42	85	84
Total depreciation and amortization	$100	$97	$198	$188

3 The Company generates distribution revenue from agreements with MVPDs for cable network programming and retransmission fees for the broadcast of the Company’s owned and operated television stations and from subscription fees for the Company’s direct-to-consumer streaming services. In addition, the Company generates distribution revenue from agreements with independently owned television stations that are affiliated with the FOX Network. Prior period amounts have been reclassified to conform to the current presentation.
4 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2025

CABLE NETWORK PROGRAMMING

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
	$ Millions
Revenues
Distribution	$1,163	$1,109	$2,253	$2,171
Advertising	491	460	836	781
Content and other	621	596	848	810
Total revenues	2,275	2,165	3,937	3,762
Operating expenses	(1,426)	(1,354)	(2,129)	(2,056)
Selling, general and administrative	(162)	(158)	(321)	(309)
Amortization of cable distribution investments	—	4	—	8
Segment EBITDA	$687	$657	$1,487	$1,405

Cable Network Programming reported quarterly segment revenues of $2.28 billion, an increase of $110 million or 5% from the amount reported in the prior year quarter. Distribution revenues increased $54 million or 5% as contractual price increases were partially offset by the impact of net subscriber declines. Advertising revenues increased $31 million or 7%, primarily due to higher news and sports pricing, partially offset by lower ratings. Content and other revenues increased $25 million or 4%, primarily due to higher sports sublicensing revenues.

Cable Network Programming reported quarterly segment EBITDA of $687 million, an increase of $30 million or 5% from the amount reported in the prior year quarter, primarily due to the revenue increase noted above, partially offset by higher expenses. The increase in expenses was driven by higher sports programming rights amortization and production costs, partially offset by lower newsgathering costs.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2025

TELEVISION

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
	$ Millions
Revenues
Advertising	$1,964	$1,962	$3,031	$2,970
Distribution	831	824	1,652	1,630
Content and other	142	175	304	314
Total revenues	2,937	2,961	4,987	4,914
Operating expenses	(2,521)	(2,499)	(3,906)	(3,832)
Selling, general and administrative	(273)	(257)	(539)	(505)
Segment EBITDA	$143	$205	$542	$577

Television reported quarterly segment revenues of $2.94 billion as compared to the $2.96 billion reported in the prior year quarter. Advertising revenues were essentially unchanged from the prior year quarter as continued digital growth led by the Tubi AVOD service, the impact of additional MLB postseason games, and higher sports pricing were offset by lower political advertising revenues and lower ratings. Distribution revenues increased $7 million or 1%, driven by higher average rates at the Company's owned and operated television stations and increases in fees from third-party FOX affiliates. Content and other revenues were $142 million as compared to the $175 million reported in the prior year quarter, primarily due to lower entertainment content and other revenues which were impacted by the timing of deliveries.

Television reported quarterly segment EBITDA of $143 million as compared to the $205 million reported in the prior year quarter, primarily due to higher expenses. The increase in expenses was led by higher sports programming rights amortization and production costs and higher digital content costs, partially offset by lower entertainment programming rights amortization and production costs.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2025

DIVIDEND

The Company has declared a dividend of $0.28 per Class A and Class B share. This dividend is payable on March 25, 2026 with a record date for determining dividend entitlements of March 4, 2026.

SHARE REPURCHASE PROGRAM

As of December 31, 2025, the Company has cumulatively repurchased approximately $6.6 billion of its Class A common stock and approximately $1.8 billion of its Class B common stock, with a remaining authorization of $3.6 billion. During the quarter, the Company repurchased approximately $750 million of its Class A common stock and $800 million of its Class B Common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.
CONTACTS

Gabrielle Brown, Investor Relations	Brian Nick, Press Inquiries
212-852-7720	310-369-3545

Charlie Costanzo, Investor Relations	Lauren Townsend, Press Inquiries
212-852-7908	310-369-2729

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2025

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
	$ Millions, except per share amounts

Revenues	$5,182	$5,078	$8,920	$8,642

Operating expenses	(3,895)	(3,776)	(5,979)	(5,794)
Selling, general and administrative	(595)	(525)	(1,184)	(1,027)
Depreciation and amortization	(100)	(97)	(198)	(188)
Restructuring, impairment and other corporate matters	(14)	(170)	(6)	(196)
Equity earnings of affiliates	3	4	2	7
Interest expense, net	(98)	(80)	(148)	(130)
Non-operating other, net	(161)	81	(286)	314
Income before income tax expense	322	515	1,121	1,628
Income tax expense	(75)	(127)	(265)	(408)
Net income	247	388	856	1,220
Less: Net income attributable to noncontrolling interests	(18)	(15)	(28)	(20)
Net income attributable to Fox Corporation stockholders	$229	$373	$828	$1,200

Weighted average shares:	441	462	448	463

Net income attributable to Fox Corporation stockholders per share:	$0.52	$0.81	$1.85	$2.59

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2025

CONSOLIDATED BALANCE SHEETS

	December 31, 2025	June 30, 2025
	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$2,017	$5,351
Receivables, net	3,557	2,472
Inventories, net	828	432
Other	324	174
Total current assets	6,726	8,429

Non-current assets:
Property, plant and equipment, net	1,739	1,705
Intangible assets, net	2,951	2,969
Goodwill	3,638	3,639
Deferred tax assets	2,621	2,721
Other non-current assets	3,796	3,732
Total assets	$21,471	$23,195

Liabilities and Equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$2,416	$2,897
Total current liabilities	2,416	2,897

Non-current liabilities:
Borrowings	6,604	6,602
Other liabilities	1,329	1,341
Redeemable noncontrolling interests	84	288
Commitments and contingencies

Equity:
Class A common stock, $0.01 par value	2	2
Class B common stock, $0.01 par value	2	2
Additional paid-in capital	7,264	7,603
Retained earnings	3,783	4,479
Accumulated other comprehensive loss	(123)	(124)
Total Fox Corporation stockholders’ equity	10,928	11,962
Noncontrolling interests	110	105
Total equity	11,038	12,067
Total liabilities and equity	$21,471	$23,195

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2025

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended December 31,
	2025	2024
	$ Millions
OPERATING ACTIVITIES:
Net income	$856	$1,220
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	198	188
Restructuring, impairment and other corporate matters	6	196
Equity-based compensation	60	68
Equity earnings of affiliates	(2)	(7)
Cash distributions received from affiliates	—	13
Non-operating other, net	286	(314)
Deferred income taxes	100	145
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(1,173)	(1,190)
Inventories net of programming payable	(937)	(431)
Accounts payable and accrued expenses	(92)	(75)
Other changes, net	(101)	(17)
Net cash used in operating activities	(799)	(204)

INVESTING ACTIVITIES:
Property, plant and equipment	(226)	(138)
Purchase of investments	(143)	(79)
Other investing activities, net	(24)	(23)
Net cash used in investing activities	(393)	(240)

FINANCING ACTIVITIES:
Repurchase of shares	(1,800)	(500)
Dividends paid and distributions	(147)	(134)
Purchase of noncontrolling interest	(208)	—
Other financing activities, net	13	81
Net cash used in financing activities	(2,142)	(553)

Net decrease in cash and cash equivalents	(3,334)	(997)
Cash and cash equivalents, beginning of year	5,351	4,319
Cash and cash equivalents, end of period	$2,017	$3,322

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2025

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income attributable to Fox Corporation stockholders and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provision and Noncontrolling interest adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income attributable to Fox Corporation stockholders and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended December 31, 2025 and 2024:

	Three Months Ended
	December 31, 2025		December 31, 2024
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income attributable to Fox Corporation stockholders	$229	$0.52	$373	$0.81

Restructuring, impairment and other corporate matters	14	0.03	170	0.37

Non-operating other, net	161	0.37	(81)	(0.18)

Tax provision	(44)	(0.10)	(20)	(0.04)

As adjusted	$360	$0.82	$442	$0.96

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2025

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Depreciation and amortization, Restructuring, impairment and other corporate matters, Equity earnings (losses) of affiliates, Interest expense, net, Non-operating other, net and Income tax expense. Effective July 1, 2025, the Company no longer removes the impact of amortization of cable distribution investments when calculating Adjusted EBITDA. Prior periods were not restated as the impact of the change is immaterial to the calculation.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect Net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three and six months ended December 31, 2025 and 2024:

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
	$ Millions
Net income	$247	$388	$856	$1,220
Add:
Amortization of cable distribution investments	—	4	—	8
Depreciation and amortization	100	97	198	188
Restructuring, impairment and other corporate matters	14	170	6	196
Equity earnings of affiliates	(3)	(4)	(2)	(7)
Interest expense, net	98	80	148	130
Non-operating other, net	161	(81)	286	(314)
Income tax expense	75	127	265	408
Adjusted EBITDA	$692	$781	$1,757	$1,829